Exhibit 11.1

                         COMDISCO HOLDING COMPANY, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                      (in thousands except per share data)

Average common shares used in computing earnings (loss) per common and common equivalent share were as follows:

                                                   Three months ended       Nine months ended
                                                         June 30,               June 30,
                                                      2007       2006         2007       2006
                                                   -------    -------      -------    -------
Average common shares issued                         4,200      4,200        4,200      4,200
Effect of dilutive options                               -          -           -           -
Average common shares held in treasury                (171)      (166)        (171)      (166)
                                                   -------    -------      -------    -------
  Total                                              4,029      4,034        4,029      4,034
                                                   =======    =======      =======    =======

Earnings (loss) from continuing operations         $  (376)   $ 2,929      $ 5,621    $ 8,683
Earnings (loss) from discontinued operations             1        185          (70)        91
                                                   -------    -------      -------    -------
Net earnings to common stockholders                $  (375)   $ 3,114      $ 5,551    $ 8,774
                                                   =======    =======      =======    =======

Net earnings (loss) per common share:
  Earnings (loss) per common share-basic:
    Earnings (loss) from continuing operations     $ (0.09)   $  0.73      $  1.40    $  2.15
    Earnings (loss) from discontinued
     operations                                       0.00       0.04        (0.02)      0.02
                                                   -------    -------      -------    -------
                                                   $ (0.09)   $  0.77      $  1.38    $  2.17
                                                   =======    =======      =======    =======

Net earnings (loss) per common share-diluted:
    Earnings (loss) from continuing operations     $ (0.09)   $  0.73      $  1.40    $  2.15
    Earnings (loss) from discontinued
     operations                                       0.00       0.04        (0.02)      0.02
                                                   -------    -------      -------    -------
                                                   $ (0.09)   $  0.77      $  1.38    $  2.17
                                                   =======    =======      =======    =======
